                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Annual Report (Form 10-K) of Cygnus, Inc. of our report dated January 20, 1997, included in the 1996 Annual Report to Stockholders of Cygnus, Inc.

    Our audits also included the financial statement schedule of Cygnus, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

    We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-41502, 33-43710, 33-59774, 33-86038 and 333-18357) pertaining to the Amended 1986 Stock Option Plan, the 1991 Amended Employee Stock Purchase Plan, the Amended 1986 Incentive Stock Plan and the 1994 Stock Option/Award Plan of Cygnus, Inc. of our report dated January 20, 1997, with respect to the consolidated financial statements and schedule of Cygnus, Inc. included or incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
March 20, 1997

                                       32